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                                                           Exhibit 15




November 13, 1997



The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954, No. 2-89680,
No. 33-01771, No. 33-02980, No. 33-28721, No. 33-33552, No. 33-36422,
No. 33-48629, No. 33-62124, No. 33-65008, No. 33-53801 and No. 333-12683;
Form S-3 No. 2-89469, No. 33-43268, No. 33-50997, and No. 333-32525) of
American Express Company of our report dated November 13, 1997 relating to the unaudited consolidated interim financial statements of American Express Company which are included in its Form 10-Q for the three and nine month periods ended September 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




				                    /s/Ernst & Young LLP

New York, New York

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